                           NOTICE OF GUARANTEED DELIVERY
                                        FOR
                               SUBSCRIPTION WARRANTS
                                     ISSUED BY
                           APPLIED MAGNETICS CORPORATION

               This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated July ___, 1999 (the "Prospectus") of Applied Magnetics Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to ChaseMellon Shareholder Services, L.L.C. at or prior to 5:00 p.m. New York City time on July ___, 1999, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to ChaseMellon Shareholder Services, L.L.C., and must be received by ChaseMellon Shareholder Services, L.L.C. on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Exercise of Rights" in the Prospectus.

               Regardless of the manner of delivery of the Subscription Warrant, payment of the Subscription Price of [$0.00] per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by ChaseMellon Shareholder Services, L.L.C. in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date.

                             The Subscription Agent is:

                      ChaseMellon Shareholder Services, L.L.C.

          By Mail:
                             Facsimile Transmission            By Hand:
                              (eligible institutions
                                      only):


  ChaseMellon Shareholder         (201) 296-4293       ChaseMellon Shareholder
      Services, L.L.C.                                     Services, L.L.C

    Post Office Box 3301                               120 Broadway, 13th Floor


    South Hackensack, NJ      To confirm receipt of       New York, NY 10271
          07606                  facsimile only:


    Attn: Reorganization          (201) 296-4860         Attn: Reorganization
         Department                                           Department


                             If by Overnight Courier:

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

                             ChaseMellon Shareholder
                                 Services, L.L.C.

                             85 Challenger Road--Mail
                                   Drop--Reorg

                            Ridgefield Park, NJ 07660

                               Attn: Reorganization
                                    Department

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

               The undersigned hereby represents that he or she is the holder of Subscription Warrant(s) representing ____________ Rights and that such Subscription Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per 1.0 Rights represented by such Subscription Warrant and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that Excess Shares (as defined in the Instructions as to Use of Applied Magnetics Corporation Subscription Warrants) are available, for an aggregate of up to __________ Excess Shares. The undersigned understands that payment of the Subscription Price of $[0.00] per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege, and payment of the Oversubscription Price of [$0.00] for each share of Common Stock subscribed for purusant to the Oversubscription Privilege, must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $ __________, either (check appropriate box):

 [_] is being delivered to ChaseMellon Shareholder Services, L.L.C.  herewith
          or
 [_] has been delivered separately to ChaseMellon Shareholder Services, L.L.C.;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

 [_] wire transfer of funds
     --name of transferor institution _______________________________________
     --date of transfer __________________________________________________
     --confirmation number (if available) __________________________________

 [_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

 [_] certified check

 [_] bank draft (cashier's check)

 [_] U.S. postal money order

     --name of maker __________________________________________________
     --date of check, draft or money order number ___________________________ --bank on which check is drawn or issuer of money order _________________

Signature(s) ___________________________________________________________


Name(s)  _____________________________________________________________
_____________________________________________________________________


Address(es) ___________________________________________________________
_____________________________________________________________________
                                             (ZIP CODE)

Area Code and Tel. No(s). ________________________________________________

Subscription Warrant No(s). (if available) ________________________________


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

                                GUARANTY OF DELIVERY
                     (NOT TO BE USED FOR SUBSCRIPTION WARRANT
                               SIGNATURE GUARANTEE)

          The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to ChaseMellon Shareholder Services, L.L.C., guarantees that the undersigned will deliver to ChaseMellon Shareholder Services, L.L.C. the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
       (ADDRESS)

______________________________________________________________________
 (AREA CODE AND TELEPHONE NUMBER)

Dated: ___________________________________________________________, 1999


______________________________________________________________________
       (NAME OF FIRM)

______________________________________________________________________
    (AUTHORIZED SIGNATURE)

               The institution which completes this form must communicate the guarantee to ChaseMellon Shareholder Services, L.L.C. and must deliver the Subscription Warrant(s) to ChaseMellon Shareholder Services, L.L.C. within the time period shown herein. Failure to do so could result in a financial loss to such institution.


                                      -4-